                                                                               .
                                                                               .
                                                                               .

CONSOLIDATED STATEMENT OF INCOME

                                                  THREE MONTHS ENDED      TWELVE MONTHS ENDED
                                                        DEC. 31                 DEC. 31
                                                  ------------------      -------------------
US$ millions, except per share amounts             2003        2002         2003        2002
--------------------------------------            -------    -------      -------     -------

TOTAL REVENUES AND GAINS                          $ 1,110    $   943      $ 3,302     $ 3,064
                                                  -------    -------      -------     -------
NET OPERATING INCOME
  Real estate                                         235        191          841         745
  Power generation                                     57         38          172         153
  Funds management                                     34         32          166         140
  Property gains                                      100         --          100          60
  Investment income and other                          65         29          156         116
                                                  -------    -------      -------     -------
                                                      491        290        1,435       1,214
EXPENSES
  Interest expense                                    126        113          471         466
  Minority share of income before non-cash items      119         59          319         287
  Other operating costs and taxes                      39         17           88          56
                                                  -------    -------      -------     -------
INCOME BEFORE NON-CASH ITEMS                          207        101          557         405

  Depreciation and amortization                        40         31          149         121
  Taxes and other non-cash items                       66         24          165         104
  Minority share of non-cash items                    (28)       (20)        (100)        (84)
                                                  -------    -------      -------     -------
INCOME BEFORE INVESTMENTS                             129         66          343         264
  Equity accounted income (loss) from
    investments                                        60       (176)          65        (181)
                                                  -------    -------      -------     -------
NET INCOME (LOSS)                                 $   189    $  (110)     $   408     $    83
                                                  =======    =======      =======     =======

Net income (loss) per common share
  Diluted                                         $  1.00    $ (0.73)     $  1.98     $  0.21
                                                  -------    -------      -------     -------
  Basic                                           $  1.03    $ (0.73)     $  2.03     $  0.21
                                                  =======    =======      =======     =======



CONSOLIDATED STATEMENT OF CASH FLOW FROM OPERATIONS


                                                  THREE MONTHS ENDED      TWELVE MONTHS ENDED
                                                       DEC. 31                   DEC. 31
                                                  ------------------      -------------------
US$ millions                                        2003       2002         2003        2002
------------                                      -------    -------      -------     -------
INCOME BEFORE NON-CASH ITEMS                       $ 207      $ 101        $ 557       $ 405
Dividends from Noranda Inc.                           12         12           49          48
Dividends from Nexfor Inc.                             5          4           18          16
                                                   -----      -----        -----       -----
CASH FLOW FROM OPERATIONS AND GAINS                $ 224      $ 117        $ 624       $ 469
                                                   =====      =====        =====       =====


See Note 1




Brascan Corporation                                                            3
2003 Year End Results

CONSOLIDATED BALANCE SHEET

                                                    DECEMBER 31    December 31
US$ millions                                            2003          2002
------------                                        -----------    -----------
ASSETS
  Operating assets
    Real estate                                       $  8,311       $  7,912
    Power generation                                     1,927          1,587
    Funds management                                     1,215          1,209
                                                      --------       --------
                                                        11,453         10,708
  Investments                                            2,003          1,464
  Accounts receivable and other                          1,623          1,200
  Financial assets                                         854            718
  Cash and cash equivalents                                382            332
                                                      --------       --------
                                                      $ 16,315       $ 14,422
                                                      ========       ========

LIABILITIES
  Corporate borrowings                                $  1,213       $  1,035
  Non-recourse borrowings
    Property specific mortgages                          4,881          4,992
    Other debt of subsidiaries                           2,075          1,867
  Accounts and other payables                            1,745          1,262

SHAREHOLDERS' INTERESTS
  Minority interests of others in assets                 1,516          1,456
  Preferred equity
    Corporate                                              852            735
    Subsidiaries                                         1,009            450
  Common equity                                          3,024          2,625
                                                      --------       --------
                                                      $ 16,315       $ 14,422
                                                      ========       ========


NOTE 1

The press release and accompanying consolidated financial statements make reference to cash flow from operations on a total and per share basis. Management uses cash flow from operations as a key measure to evaluate performance and to determine the underlying value of its businesses. The consolidated statement of cash flow from operations provides a full reconciliation between this measure and net income. Readers are encouraged to consider both measures in assessing Brascan's results.




                                     - 30 -





Brascan Corporation                                                            4
2003 Year End Results